July 20, 1994






Joseph P. Martori, President
ILX Incorporated
2777 East Camelback Road
Phoenix, Arizona 85016

         Re:      Tammac Financial Corp. ("Tammac")
         to:      ILX Incorporated ("ILX", "Developer" or "Borrower")
                  Resort:  Golden Eagle Resort
                                    Estes Park, Colorado

Dear Mr. Martori:

         Pursuant to our various discussions, you have requested that Tammac make a loan to ILX in the approximate amount of $2,000,000.00 (the "Loan"), which is to be secured by Acceptable Contracts (as that phrase is hereinafter defined) and certain other assets owned by ILX. You have also requested, on behalf of ILX, that Tammac amend and restate that certain Financing Agreement dated September 11, 1991 ("Financing Agreement"), entered into between ILX and Tammac, setting forth the terms and conditions regarding ILX's sale and Tammac's purchase of certain consumer installment obligations generated at that certain timeshare condominium project known as the Golden Eagle Resort, located at Estes Park, Colorado (the "Project" or "Resort").

         After reviewing ILX's request for financing as hereinabove set forth, Tammac is pleased to confirm its proposal to make the Loan and to modify the Financing Agreement subject to the execution and delivery of the loan documentation in form and substance as is satisfactory to Tammac and its counsel and subject to the following terms and conditions:

I.       THE LOAN:

A.       Borrower:                ILX Incorporated, an Arizona
                                  Corporation.

B.       Amount of Loan:          Up to $2,000,000.00 (sometimes hereinafter
                                  referred to as the "Advance Limit").

C.       Advances:                Advances shall be made on the basis of seventy
                                  (75%)  percent  multiplied  by  the  aggregate
remaining principal balance of the Acceptable Contracts (as herein defined), or such greater or lesser percentage as Tammac shall, from time to time, establish, provided, however, that the aggregate amount of Advances outstanding shall not exceed $2,000,000.00 and the sums advanced pursuant to the Loan, even if in excess of the Advance Limit, shall be secured by the Collateral (as hereinafter defined).

                                  Provided  no event of  default  under the Loan
Documents or any obligations due and owing by Borrower to Tammac, whether presently existing or hereafter arising, exists or is continuing, and provided further that no Advances will be made to Borrower if the aggregate amount of all Advances (including the Advance requested) exceeds or would exceed the Advance Limit, Advances will be made during the period commencing from the closing date of the Loan and ending twenty-four (24) months thereafter (the "Draw Period"). The request for an Advance must be at least in the amount of $50,000.00.


                                  For  purposes of this  letter,  an  Acceptable
Contract shall be a consumer contract or agreement and all related documents ("Contract" or "Contracts") entered into between the Borrower as seller and/or lender and a consumer ("Consumer") as the purchaser and/or borrower of (or relating to) a timeshare interest (a "Unit Week" or "Timeshare Estate"), defined in and created by the Declaration for Golden Eagle Resort, a Condominium, the Articles of Incorporation and By-laws for the Resort, together with all amendments, supplements and modifications thereto, which satisfy the following requirements, and which are in all other respects acceptable to Tammac: (i) Borrower is the seller of a Unit Week under a Contract to a Consumer who is a United States resident, which Contract shall have a term of at least four years except for non-interest bearing Contracts, which shall have a term of at least one year; (ii) the purchase price under the terms of the Contract is payable in not more than 84 equal monthly installments of principal and interest in U.S. currency; (iii) no monthly installment is more than 30 days contractually delinquent under the original terms of the Contract, and neither the Borrower nor the Consumer is (in the sole discretion of Tammac) materially in default under the terms of the Contract; (iv) all documents relating to the Contract and Project have been executed and delivered and copies are readily available to Tammac in the files of Borrower; (v) none of the Contracts are or shall be subject to any defense, offset, counterclaim, discount or allowance except as otherwise consented to in writing by Tammac; (vi) the terms of any Contract and all related documents shall comply in all respects with all applicable laws and regulations promulgated thereunder, including without limitation the provisions of the Federal Consumer Credit Protection Act of 1968, the Federal Consumer Leasing Act of 1976, the Real Estate Settlement Procedures Act, Regulation X, the Truth-in-Lending Act and Regulation Z; (vii) a cash down payment has been received in an amount equal to at least 10% of the purchase price under the Contract or, if the Consumer is upgrading his Unit Week, the 10% requirement may be met by aggregating the cash down payment and principal payments under the prior and current Contracts, prior to any discount; (viii) the rate of interest thereon applied to the unpaid balance is at least 3 percentage points above the highest prime rate as announced in The Wall Street Journal on the business day preceding the closing of the Loan; (ix) the Consumer has immediate access to a Unit Week which has been developed to the specifications provided in the Project documents, approvals and Contract; (x) at least one monthly payment has been made thereon and any applicable statutory or contractual "cooling off" or recision period has expired; (xi) under which no single Consumer has a balance due Borrower in excess of $15,000.00 unless specifically approved in writing by Tammac; (xii) Borrower is the sole owner of the Contract and has not sold, assigned, mortgaged, pledged or hypothecated all or any portion thereof, nor is the Contract subject to any claim, lien or security interest of any person or entity, including without limitation, the United States, or any agencies or instrumentalities thereof; and (xiii) the Contract shall be valid, enforceable and legally binding upon the Consumer.

D.       Maturity                 of the Loan:  Unless  accelerated  pursuant to
                                  the   terms   and   conditions   of  the  Loan
Documents, the maturity of the Loan shall be four (4) years from the date of the expiration of the Draw Period, at which time the Borrower shall pay to Tammac the unpaid principal balance of the Loan, together with all accrued and unpaid interest thereon and all other unpaid fees and expenses.

E.       Interest                 Rate: (i) Interest shall be payable monthly on
                                  so much of the  principal of the Loan as shall
have been advanced to the Borrower and be unpaid at a floating rate of four (4%) percentage points above the highest prime rate as announced, from time to time, in The Wall Street Journal. The rate of interest may change from time to time without notice to the Borrower and each such change shall be effective on the date such change occurs. In no event, however, shall the rate of interest exceed the maximum allowable by law. All computations of interest shall be based on a calendar year having 360 days.


                                  (ii)  Upon  the  occurrence  and  during   the
continuance of an Event of Default, the rate used to calculate the interest rate due on the Loan may, at the option of Tammac, increase by five (5%) percentage points per annum above the then applicable interest rate referred to above (the "Default Rate").

                                  (iii) In the  event Tammac  receives a payment
of interest or principal more than fifteen (15) days after the date due, such payment shall be subject to a late charge of five (5%) percent of such payment (the "Late Charge"). The Late Charge represents the cost to Tammac in processing late payments and shall not be deemed to constitute additional interest.

F.       Mandatory Payments:      Unless accelerated pursuant  to  the terms and
                                  conditions  of  the  Loan  Documents  or  paid
before the scheduled maturity date, the Borrower shall pay to Tammac seventy-two
(72)   consecutive   minimum  monthly  payments  each  in  an  amount  equal  to seventy-nine (79%) percent of the schedule monthly payments of principal and interest due on the Acceptable Contracts comprising the collateral security for the Loan. All mandatory payments as hereinabove provided shall be applied first to the payment of accrued and unpaid interest and the balance shall be applied to the payment of installments of principal then remaining unpaid. The aforesaid payments shall be payable in arrears on the first day of each calendar month commencing on the first (1st) day of the month next following the date of the Loan closing and shall continue until such time as the full principal sum, together with all amounts owing under the Loan have been paid in full. The aforesaid payments shall be payable out of the monthly collections received under the Acceptable Contracts. In the event the monthly collections from the Acceptable Contracts are insufficient to pay principal and/or interest on the Loan, the Borrower shall pay the interest and/or principal insufficiency on the first of each month as aforesaid.

                                  If, at any time  during  the term of the Loan,
any of the Acceptable Contracts fail to continue to be Acceptable Contracts and, as a result, the amount advanced exceeds the Advance Limit, the Borrower will be required to immediately prepay an amount equal to the excess borrowing. If at any time the aggregate outstanding amount of the Loan shall exceed the Advance Limit, Borrower shall immediately notify Tammac of such fact and make a mandatory prepayment in such amount necessary (including accrued interest) to reduce the outstanding principal amount of the Loan to the Advance Limit. If a mandatory prepayment is required as herein provided, the Borrower shall have the right, during the Draw Period, in lieu of payment to eliminate all, or any part, of the excess borrowing and thereby avoid the obligation to make a mandatory prepayment by: (a) promptly notifying Lender in writing of Borrower's intention to assign new Acceptable Contracts of equal or greater value to the required amount and (b) promptly effectuating the assignment of the new Acceptable Contracts, but in no event later than five (5) business days after notice of the over Advance is sent to Borrower by Tammac. Any mandatory prepayments made hereunder shall not affect the due date or the amount of any other required payments to be made under the Loan.

G.       Voluntary Prepayment:    The  Borrower  shall  have the right to prepay
                                  the  principal of the Loan at any time without
penalty or premium.

H.       Servicing of Acceptable
         Contracts:               Borrower shall, at its cost and expense, enter
                                  into a  servicing  agreement  with a servicing
entity selected by Borrower and approved by Tammac ("Servicing Agent"), to service the Acceptable Contracts. The Servicing Agent shall furnish to Tammac such reports, documentation and information regarding the Acceptable Contracts as is reasonably satisfactory to Tammac.

I.       Collection of Monies
         Due Under Contracts:     Borrower  and/or  the  Servicing  Agent  shall
                                  maintain a depository  Dominion  Account at an
insured financial institution selected by Borrower and acceptable to Tammac into which all payments due under the Acceptable Contracts will be made. All proceeds of the Acceptable Contracts shall be deposited in the form received by the Borrower into the aforesaid Dominion Account. Borrower, Tammac and the selected and approved financial institution shall enter into an agency or lock box agreement ("Agency Agreement"), the terms of which agreement shall be acceptable to Tammac and Tammac's counsel, and which shall provided, among other things, for the said financial institution to apply for, obtain and maintain in Borrower's name a post office box to which all payments under the Acceptable Contracts shall be made and to deposit in the Dominion Account all funds received in connection with the Acceptable Contracts and turn said funds over to Tammac, all in accordance with the terms and conditions of the Loan Agreement to be entered into between Borrower and Tammac and the Agency Agreement. The said post office box and Dominion Account shall be subject to the exclusive control of Tammac in accordance with the terms of the Loan Agreement and Agency
Agreement. The financial institution selected and approved as agent shall transfer the funds deposited to the Dominion Account by wire transfer or check as shall be directed by Tammac.


                                  Borrower  shall  instruct all of the Consumers
under the Acceptable Contracts to direct remittances to a post office box established by Tammac in the name of the Borrower. All proceeds of the Acceptable Contracts shall be directed to such post office box, whether in the form of cash, checks, drafts, notes or other remittances received by the Borrower in payment of or on account of any of the Acceptable Contracts. Upon receipt by Tammac, all such proceeds shall be applied to payment in full or in part of the principal or interest due on the Loan or to any other obligation of the Borrower to Tammac in such order as Tammac may elect.

J.       Collateral:              (i) A  first  lien  on all  of the  Acceptable
                                  Contracts  and  related  consumer   documents,
which shall be enumerated on a schedule prepared by Borrower and approved by Tammac.

                                  (ii) A valid  second  lien on the entire  real
property, structures and fixtures located thereon at the Resort, subject, however, to an existing first lien on said Resort in the approximate principal balance of no more than $920,000.00.

                                  Notwithstanding  anything  contained herein to
the contrary, provided the Borrower is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, upon Borrower's request, Tammac shall subordinate its second lien on the Resort to one or more prior liens thereon held by one or more financial institutions or reputable funding sources having an aggregate principal balance of no more than $2,000,000.00.

                                  (iii) A valid perfected  security  interest in
all fixtures, furnishings, equipment, machinery, apparatus, fittings, building materials and articles of personal property of every kind and nature whatsoever, now or hereafter located in or upon any portion of the Resort used or usable in connection with any present or future operation of the Resort and acquired by Borrower.

                                  (iv) A  collateral  assignment  of all leases,
rents and profits relating to the Resort.

                                  (v) All of the  Borrower's  (a)  accounts  and
accounts receivables relating to the Acceptable Contracts and Contracts purchased by Tammac; (b) inventory; (c) machinery, equipment, furniture and fixtures located at the Resort; (d) contract rights relating to the Acceptable Contracts and Contracts purchased by Tammac; (e) general intangibles relating to the Acceptable Contracts and Contracts purchased by Tammac; (f) interests in marketing or direct mail agreements relating to the Resort as same relate to the Acceptable Contracts and Contracts purchased by Tammac; (g) licenses, contracts, management contracts or agreements, permits or certificates relating to the Resort; (h) rights as declarant, developer, owner and/or otherwise under the governing documents or restrictive covenants affecting the Resort; and (i) proceeds and products of the foregoing, which the Borrower may have or may hereafter acquire and relating to or used in connection with the Resort.

II.      PURCHASE OF CONTRACTS:

A.       Developer:                ILX, Incorporated, an Arizona corporation.

B.       Collateral:              (i) Assignment of the Developer's right, title
                                  and  interest  in  and to  the  Contracts  and
related consumer documents purchased by Tammac.

                                  (ii) A  first  lien  on all of the  Acceptable
Contracts and related consumer documents, which shall be enumerated on a schedule prepared by Borrower and approved by Tammac.

                                  (iii) A valid  second  lien on the entire real
property, structures and fixtures located thereon at the Resort, subject, however, to an existing first lien on said resort in the approximate principal balance of no more than $920,000.00.

                                  Notwithstanding  anything  contained herein to
the contrary, provided the Borrower is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, upon Borrower's request, Tammac shall subordinate its second lien on the Resort to one or more prior liens thereon held by one or more financial institutions or reputable funding sources having an aggregate principal balance of no more than $1,000,000.00.

                                  (iv) A valid  perfected  security  interest in
all fixtures, furnishings, equipment, machinery, apparatus, fittings, building materials and articles of personal property of every kind and nature whatsoever, now or hereafter located in or upon any portion of the Resort used or usable in connection with any present or future operation of the Resort and acquired by Developer.

                                  (v) A  collateral  assignment  of all  leases,
rents and profits relating to the Resort.

                                  (vi) All of the  Borrower's  (a)  accounts and
accounts receivables relating to the Acceptable Contracts and Contracts purchased by Tammac; (b) inventory; (c) machinery, equipment, furniture and fixtures located at the Resort; (d) contract rights relating to the Acceptable Contracts and Contracts purchased by Tammac; (e) general intangibles relating to the Acceptable Contracts and Contracts purchased by Tammac; (f)interests in marketing or direct mail agreements relating to the Resort as same relate to the Acceptable Contracts and Contracts purchased by Tammac; (g) licenses, contracts, management contracts or agreements, permits or certificates relating to the Resort; (h) rights as declarant, developer, owner and/or otherwise under the governing documents or restrictive covenants affecting the Resort; and (i) proceeds and products of the foregoing, which the Borrower may have or may hereafter acquire and relating to or used in connection with the Resort.

C.       Financing Agreement:     The  Financing  Agreement shall be amended and
                                  restated and will provide, among other things,
as follows:
                                  (i) Provided Developer is not in default under
the terms and conditions of the Amended and Restated Financing Agreement, Tammac shall purchase up to $3,000,000.00 of those Contracts offered for sale by the Developer, provided said Contracts meet Tammac's lending criteria and guidelines, as same shall be in effect on the date that the Amended and Restated Financing Agreement is executed and delivered to Tammac by the Developer. A copy of Tammac's then current lending guidelines and criteria shall be attached to the Amended and Restated Financing Agreement. Tammac's lending guidelines and criteria shall not change during the term of the Financing Agreement.

                                  Except  as set  forth in 10(f)  below,  Tammac
shall accept Contracts that meet Tammac's lending guidelines and criteria and which are written at a contract rate of six and one-quarter (6 1/4%) percentage points above the highest prime rate as announced from time to time in The Wall Street Journal (the "Acceptable Contract Rate"). The Acceptable Contract Rate shall be fixed for a period of six months from the execution and delivery of the Amended and Restated Financing Agreement and shall be based on the highest prime rate as announced in The Wall Street Journal on the business day preceding the execution and delivery of the Amended and Restated Financing Agreement. Thereafter, the Acceptable Contract Rate is subject to change every six (6) months following the execution and delivery of the Amended and Restated Financing Agreement (the "Change Date") and will be reset, if at all, based upon the highest prime rate as announced in The Wall Street Journal then in effect on each Change Date. See Section 2.2 of the Amended and Restated Financing Agreement.

                                  (ii) Tammac shall pay the  Developer  for each
accepted Contract the unpaid principal balance of the Contract at the time of purchase, subject to the provisions of (iv) and (v) and (vii) below.

                                  (iii)  The  Developer   shall   guarantee  the
payment and performance of each Contract purchased by Tammac and shall remain on full recourse therefore.

                                  (iv) A portion of the  purchase  price of each
Contract (10%) shall be deposited by Tammac in a non-interest bearing holdback/security account to be maintained by Tammac. The monies so held in this holdback/security account may be applied, at Tammac's discretion, to any repurchase and/or guaranty obligations or other obligations pursuant to the Amended and Restated Financing Agreement or otherwise.

                                  (v)  The  Developer  shall  pay  a  placement/
processing fee to Tammac equal to $150.00 for each Contract purchased by Tammac pursuant to the Amended and Restated Financing Agreement. Said fee shall be due and payable at the time of Tammac's purchase of said Contracts. Notwithstanding anything contained herein to the contrary, in the event that Tammac purchases a Contract without requiring the Developer to furnish a title insurance policy for each Contract in an amount at least equal to the total of the Consumer's obligations under the Contract covering the Unit Week conveyed to the Consumer and financed by Tammac, the Developer shall pay a placement/processing fee to Tammac equal to $250.00 for each Contract purchased by Tammac pursuant to the Amended and Restated Financing Agreement.

                                  (vi)  The  Amended  and   Restated   Financing
Agreement shall contain such representations and warranties to be made on behalf of the Developer and such affirmative and negative covenants as shall be satisfactory to counsel for Tammac and are of the kind and nature generally utilized in transactions of this type.

                                  (vii)   Notwithstanding   anything   contained
herein to the contrary, for each Contract written by the Developer and purchased by Tammac at a contract interest rate less than the Acceptable Contract Rate, then in effect on the date Tammac purchases said Contract, said Contract shall be discounted on the date each such Contract is purchased by Tammac so as to yield an equivalent rate to Tammac of the Acceptable Contract Rate then in effect. To that extent, the amount to be funded by Tammac to the Developer on each such Contract shall be reduced. Any and all sums paid by the Developer to Tammac so as to equalize the yield as aforesaid shall be non-refundable under any and all circumstances.

                                  In the event  that a  Contract  written by the
Developer and purchased by Tammac provides for a contract interest rate greater than the Acceptable Contract Rate then in effect on the date each payment is received under the Contract by the Consumer, Tammac shall pay to the Developer, as and when collected and earned, on a monthly basis, the Interest Rate Differential, as hereinafter defined. The Interest Rate Differential shall be computed by subtracting the interest component of each payment of an effected Contract computed at the Acceptable Contract Rate then in effect from the interest component of each payment actually received by Tammac on each Contract written at a rate of interest in excess of the Acceptable Contract Rate. Tammac shall furnish such documentation to the Developer, on a monthly basis, identifying each of the Contracts purchased by Tammac which are subject to an interest rate differential payment ("Interest Rate Differential Payment(s)") as hereinabove provided, which documentation shall be reasonably satisfactory to Tammac and the Developer. Tammac shall not be responsible to make any Interest Rate Differential Payments to the Developer unless and until Tammac receives good, collected funds required to be paid under said Contracts. The Developer recognizes and agrees that it shall bear any credit risk in the event that all or any payments due under a particular Contract are not made and/or received by Tammac or are otherwise dishonored. In the event that all or any portion of the Interest Rate Differential Payments are required to be returned to a Consumer or someone making a claim by or on behalf of the Consumer or the Consumer's creditor(s), the Developer shall, upon the demand of Tammac, immediately return all or any portion of the Interest Rate Differential Payment(s) required to be returned.

                                  Tammac  shall be under no  obligation  to make
Interest Rate Differential Payments to the Developer in connection with the Acceptable Contracts securing the Loan referred to in Section I above.


                                  (viii) In the event  the  Developer  sells one
Unit Week to two (2) Consumers, whereby one of the Consumers is purchasing the odd years of a Unit Week and the other consumer is purchasing the even years of that Unit Week ("Split Week Contracts"), Tammac shall not be obligated to purchase any Split Week Contracts unless said Split Week Contracts meet Tammac's lending criteria and guidelines.

                                  (ix) Tammac shall only accept  Contracts which
provide that: (i) the amount financed is an amount equal to or greater than $5,001.00 and the term of which is eighty-four (84) months or less; or (ii) the amount financed is $5,000.00 or less and the term of which is sixty (60) months or less.

                                  (x) After  the  expiration  of the  commitment
period, which shall expire two years from the execution and delivery to Tammac by the Developer of the Amended and Restated Financing Agreement or the purchase by Tammac of $3,000,000.00 of Contracts, whichever occurs first, Developer shall not have the option of offering Replacement Contracts to Tammac for delinquent Contracts and Tammac shall be under no obligation to accept any Replacement Contracts. From and after the expiration of the commitment period, Developer must repurchase the delinquent Contracts.


III.     CONDITIONS PRECEDENT:

A.       Preliminary
         Documentation:           The closing of  the  Loan and the modification
                                  of the Financing Agreement shall be subject to
the receipt, review and approval by Tammac, and Tammac's counsel, of the following:


                                  (i) The existing  Consumer  Documentation,  if
same differs from the Consumer Documentation previously reviewed and approved by Tammac and its counsel, or a statement to the effect that the existing Consumer Documentation has not changed;

                                  (ii) The  filed  certificate  or  articles  of
incorporation and by-laws, as amended to date, for the Developer. This requirement may be satisfied by a written statement that the certificate or articles of incorporation and by-laws of the Developer, which are currently in Tammac's possession, have not been amended or modified in any respect;

                                  (iii) The names and titles of all officers and
directors of the Developer;

                                  (iv)  Certificates  of good  standing  for the
Developer, or such other documentation as is reasonably satisfactory to Tammac, in all jurisdictions in which it is authorized to do business;

                                  (v) Corporate  franchise tax searches and/or a
certificate from the Director of Revenue, or such other documentation as is reasonably satisfactory to Tammac, that no taxes are due to the taxing authorities with respect to the Developer;

                                  (vi)  Continuation   uniform  commercial  code
financing searches for the Developer;

                                  (vi)  A  completed  and  signed  Environmental
Questionnaire relating to the Resort;

                                  (viii)  Federal  tax lien,  state tax lien and
judgment searches for the Developer;

                                  (ix)   Evidence   of   compliance   with   all
applicable federal, state and local environmental laws, rules, regulations and ordinances relating to the Resort;

                                  (x) A  listing  and copy of all  certificates,
permits and licenses required in connection with the operation of the Resort and the sale and financing of Timeshare Estates;

                                  (xi)  Evidence that all  applicable  approvals
for the use and occupancy of the Resort and the sale of timeshare estates therein have been obtained and remain valid from all governmental authorities, agencies or public utility companies having jurisdiction. All such approvals and permits shall be legally valid and shall remain in full force and effect for so long as any obligations remain outstanding from the Developer to Tammac;

                                  (xii) Any and all agreements with local, state
or federal governmental or quasi-governmental authorities relating, in any way, to the use and/or operation of the Resort;

                                  (xiii)   A  true   copy   of  any   management
agreements relating to the management of the Resort;

                                  (xiv) If requested  by Tammac,  a true copy of
all leases relating to or affecting the Resort;

                                  (xv) A permanent  certificate  of occupancy or
similar approval certificate issued by the appropriate governmental official(s) having jurisdiction over the Resort;

                                  (xvi)  Evidence of compliance  and  conformity
with all zoning and land use laws and regulations relating to the Resort;

                                  (xvii)  Evidence  of the  availability  of all
utilities, adequate water and sanitary sewer facilities servicing the Resort;


                                  (xviii)  A  listing  and  description  of  any
pending lawsuits involving the Developer in which the Developer is a defendant or otherwise defending any claim which is in excess of $10,000.00;

                                  (xix) Written  authorizations  and/or  waivers
from any creditors authorizing the transactions contemplated herein if so required pursuant to said lender's loan documents; and

                                  (xx) An opinion  letter  from the  Developer's
counsel satisfactory to Tammac and Tammac's counsel.

B.       Title Insurance:         (i)  The Developer shall furnish Tammac with a
                                  mortgage title  insurance policy in the amount
of $3,000,000.00 covering the Resort satisfactory to Tammac, the premium for which shall be payable by the Developer insuring the interest of Tammac to be a valid second lien on the Resort, free and clear of all defects, liens, encumbrances and exceptions to title whatsoever, except for exceptions that are approved by counsel for Tammac.

                                  (ii)  At  Tammac's  request,  Developer  shall
furnish individual title insurance policies covering each of the Unit Weeks in which Tammac purchases an interest, satisfactory to Tammac, the premium and cost of which shall be payable by the Developer, insuring the interest of Tammac to be a valid first lien on each such Unit Week, free and clear of all defects, liens, encumbrances and exceptions to title whatsoever, except for exceptions that are approved by counsel for Tammac.

C.       Insurance:               Fire and other hazard insurance  covering  the
                                  Resort, including, but not limited to fire and
extended coverage, in such amounts and by such insurance companies as Tammac shall approve, together with a standard form insurance endorsement in form and substance satisfactory to Tammac showing Tammac's interest shall be required, together with the original policies of insurance, if so requested by Tammac.

D.       Flood Insurance:         If, on  the date of the closing of the Amended
                                  and Restated Financing Agreement and the Loan,
any substantial improvements at the Resort are in an area that have been identified by the Secretary of Housing and Urban Development as having special flood or mud slide hazards, and on which the sale of flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, the Developer will be required to purchase a flood insurance policy satisfactory to Tammac. In lieu of a flood insurance policy as aforesaid, a certificate confirming that the Resort is not located within a "special flood hazard area" shall be furnished to Tammac.

E.       Documentation:           (i)  The  Loan  Agreement,   Promissory  Note,
                                  Amended and Restated Financing Agreement, Deed
of Trust covering the Resort, and related documents, including, but not limited to, the Security Agreements, Certifications and opinion letters of the Developer's counsel, shall be executed and delivered by the Developer and the Developer's counsel, as the case may be, in a form and substance as shall be satisfactory to Tammac and its counsel.
                                  (ii) The necessity for, and form and substance
of each and every document relating to the Amended and Restated Financing Agreement, the Loan and the security therefor, or incident thereto, and any proceedings incident thereto, title and evidence thereof, and all questions relating to the validity and priority of the mortgages or deeds of trust to be granted by the Developer, shall be determined by and must be satisfactory to counsel for Tammac.

                                  (iii)  Developer's  counsel  shall  provide to
Tammac a legal opinion regarding the Resort, the Loan, the Amended and Restated Financing Agreement, the Contracts and related documents and various other matters pertaining to the Loan, the sale and assignment of the Contracts, and their compliance with all applicable laws, regulations and requirements, all in form and substance satisfactory to Tammac and Tammac's counsel.

F.       Legal Compliance:       (i) The Developer shall, if requested by Tammac
                                  provide   evidence   in  form  and   substance
satisfactory to Tammac that it has: (a) conducted its business in conformity with all federal, state and local laws, rules, regulations, orders and ordinances; and (b) complied in all respects with the applicable provisions of the Employment Retirement Income Security Act of 1974, 29 USC Section 1001, et seq., as amended ("ERISA") and all regulations issued thereunder by the United States Treasury Department, Department of Labor and Pension Benefit Guaranty Corporation.

                                  (ii) The  Developer  shall  furnish  to Tammac
such evidence as Tammac may require to demonstrate current full compliance with all applicable building, zoning, health, environmental protection and safety laws, ordinances and regulations (including approval of board of fire underwriters and local private or public sewer or water utilities) from all authorities having jurisdiction relating to the Resort. The Developer shall provide such evidence as Tammac may reasonably require to demonstrate compliance with the Americans with Disabilities Act, 42 U.S.C. 12101.

                                  (iii) The  Developer  shall certify or furnish
to Tammac other satisfactory evidence at the time of closing that there is no action or proceeding pending before any court or administrative agency with respect to the validity of the mortgage loans or of any laws, ordinances or regulations, and any certifications or permits, issued thereunder, pertaining to the Resort or any Collateral. The Developer shall certify or supply other evidence satisfactory to Tammac that the Developer is not a party to any existing or pending or threatened litigation.

                                  (iv) In addition to the foregoing, and without
in anyway limiting the generality of the foregoing requirements, if the Resort is being used for any purpose which has not been previously disclosed to Tammac, the Developer shall produce a letter issued from the appropriate governmental officials that the current uses of the Resort are not in violation of any applicable zoning requirements or restrictions.

 G.      Environmental
         Compliance:              The Developer shall provide  Tammac  with  all
                                  representations,   warranties   and  covenants
required by Tammac so as to protect Tammac from the effects of any environmental law, statute, ordinance or regulation now or hereafter promulgated by any federal, state or local government or agency thereof.

H.       Exchange Group
         Membership:              The Developer shall maintain membership in one
                                  or   more    timeshare    exchange    services
satisfactory to Tammac, until such time as the Loan has been paid in full and all Contracts purchased by Tammac from the Developer have been satisfied.

I.       Validity of Proposal:    (i)  The  validity  of  this  proposal will be
                                  subject to the  accuracy  of all  information,
representations, exhibits and other materials submitted with or in support of the Developer's request for the financing of Contracts and the Loan, or other data, and any change incident thereto shall, at the option of Tammac, void all obligations of Tammac under the provisions of said proposal.

                                  (ii) Tammac reserves the right to continue its
investigations as to the creditworthiness of the Developer subsequent to the delivery of this letter and in the event Tammac should discover any information subsequent to the issuance of this letter which, if discovered prior to the delivery hereof, would have resulted in rejecting the application for the extension of credit, then and in that event, Tammac shall have the right to withdraw this proposal letter.

J.       Assignment:              This   proposal   shall   not  be  assignable,
                                  without  the prior  written  consent of Tammac
and any attempt at such assignment without such consent shall be void.

IV.      GENERAL CONDITIONS:

         The Loan and the Amended and Restated Financing Agreement and related documents are subject to satisfaction by the Developer of the Conditions Precedent noted above and the negotiation, execution and delivery of the loan documentation satisfactory to all parties thereto. This documentation shall include representations and warranties, the granting of security interests, covenants and events of default of the kind and nature generally utilized by Tammac for similar transactions, including without limitation, the following:

A.       Cross Default:
         A default in either the Amended and Restated Financing Agreement or the Loan and/or any related documents shall be a default in any other obligations of the Developer owing to Tammac at any time.

B.       Cross-Collateralization:
         The Amended and Restated Financing Agreement and the Loan and any other obligations of the Developer shall be deemed collateralized by the Resort and all other Collateral hereinabove referred to.

C.       Representations and Warranties.
         The Loan Documents shall contain such representations and warranties to be made on behalf of the Developer and shall be satisfactory to counsel for Tammac and of the kind and nature generally utilized by Tammac in loan transactions of this type.

D.       No Secondary Financing:
         So long as any obligations are outstanding to Tammac, there shall be no secondary financing secured by any of the Collateral, nor any transfer of title of any of the Collateral, except in the ordinary course of the Developer's business, without the prior written approval of Tammac.

         Notwithstanding anything contained herein to the contrary, provided the Developer is not in default under the Loan Documents or any other obligations due to Tammac, whether now existing or hereafter arising, the Developer may further encumber the Resort by one or more prior deeds of trust secured by the Resort granted to one or more financial institutions or reputable funding sources, provided the aggregate principal sum(s) due to said lender(s) is no more than $2,000,000.00.

 E.      Financial Information:

         The Developer will provide Tammac, within sixty (60) days of the close of each quarter-annual fiscal period, with quarterly financial statements certified by the Developer's Chief Financial Officer and within one hundred twenty (120) days of the close of each fiscal year audited financial statements. Each such statement shall be in such form and in such detail as shall be satisfactory to Tammac and shall be prepared by independent certified public accountants selected by the Developer and satisfactory to Tammac. All such statements shall be prepared in accordance with generally accepted accounting principles consistently applied.

         The  Developer  shall also  provide  to Tammac,  on or before the tenth
(10th) day of each month, a detailed aging report setting forth the amount due and owing on Acceptable Contracts as of the close of the preceeding month, together with a reconciliation report satisfactory to Tammac showing all collections, payments and adjustments thereto on the Borrower's books as of the close of the preceeding month. Tammac shall have the right to make test verifications of any and all Acceptable Contracts in any manner and through any medium Tammac considers advisable and Borrower shall render any necessary assistance to Tammac in that regard.


V.       MISCELLANEOUS:

A.       Obligations of Tammac:   All obligations  on  the  part  of  Tammac  in
                                  connection with the subject transactions,  and
all matters with respect to title, covenants, restrictions, lien searches affecting the Collateral, as well as with respect to the validity and priority of the liens of Tammac, and the form and substance of all documents necessary to effect the consummation of the subject transactions shall be determined by and must be satisfactory to Tammac and its counsel.

B.       Legal Fees and Expenses: (i)  The acceptance of  this  proposal  letter shall constitute the Developer's unconditional
agreement to pay all fees, expenses and charges with respect to the subject transactions as outlined herein (whether or not the closing of the transactions ever occurs), including without limiting the generality thereof, recording and filing fees, insurance premiums, search fees, the fees and expenses of counsel for Tammac, the fees and expenses of Tammac's inspectors or appraisers, if any and other fees or assessments payable in connection with the transactions. Notwithstanding anything contained herein to the contrary, the Developer's obligation to pay or reimburse Tammac for Tammac's legal fees shall be capped at $5,000.00.

                                  (ii) The interest of the  Developer and Tammac
are or may be different and may conflict. Tammac's attorneys shall represent only Tammac and not the Developer. The Developer therefore, is advised to employ an attorney (or attorneys) of its choice to represent its interests.

C.       Applicable Law:          Notwithstanding the  place  of  acceptance  of
                                  this  proposal,  or the place of  execution of
any of the Loan Documents, this proposal shall be deemed made and accepted in Wilkes-Barre, Pennsylvania, and the Developer agrees by the acceptance hereof that the validity and interpretation of this proposal and the instruments of indebtedness and instruments of security contemplated herein shall be governed by the laws of the Commonwealth of Pennsylvania, unless such documents shall expressly provide otherwise.

D.       Changes and Amendment:   No changes in the provisions of  this proposal
                                  letter  shall  be  valid  or  binding   unless
acknowledged and confirmed in writing by the undersigned officer of Tammac.

E.       Closing Date:            The closing date of the Loan and the execution
                                  and  delivery  of  the  Amended  and  Restated
Financing  Agreement  and all related  documents  must occur no later than sixty
(60) days from the date of the Developer's acceptance of this proposal letter.

F.       Term of Proposal:        Subject  to  the  aforementioned   terms   and
                                  conditions,   and  there   being  no  material
adverse change in the financial condition of the Developer prior to closing, the proposal to make the Loan shall remain in full force and effect for a period of seventy-five (75) days from the date of this proposal letter, and the proposal to purchase Contracts pursuant hereto, the Amended an Restated Financing Agreement and related documents as aforesaid shall remain in full force and effect until twenty-four (24) months from the date of the closing of the Loan and execution and delivery of the Amended and Restated Financing Agreement and related documents by and between all parties, provided same is accepted in full by the Developer within fifteen (15) days from the date of this letter. If not so accepted, this proposal shall be deemed to have expired and shall be null and void and of no effect.

                                  I   believe   this   proposal   outlines   our
conversations and I look forward to working with you on these transactions. Please indicate your acceptance of this proposal letter by executing the enclosed copy and returning same to me, whereupon this proposal letter shall constitute a binding agreement in accordance with its terms.

                                   Very truly yours,

                                   TAMMAC FINANCIAL CORP.

                                   BY:  Andy G. Roosa
                                      ----------------------------
                                        ANDY G. ROOSA, President

         The undersigned authorized representative of ILX Incorporated, an Arizona corporation, has read the above proposal letter, and on behalf of ILX Incorporated agrees to and accepts the terms and conditions as outlined. On behalf of ILX Incorporated, Tammac is authorized to have its counsel commence the necessary documentation at its earliest convenience.

ILX INCORPORATED, an Arizona Corporation


By:  Joseph P. Martori, President                 Dated:  July 27, 1994
   --------------------------------                     ------------------------
     JOSEPH P. MARTORI, President